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                                                                    Exhibit 11.1

                           UNIVERSAL ELECTRONICS INC.
                        COMPUTATION OF PER SHARE EARNINGS



                                      THREE MONTHS ENDED           NINE MONTHS ENDED
                                      ------------------           -----------------
                                         SEPTEMBER 30,               SEPTEMBER 30,
                                         -------------               -------------

                                    1997           1996          1997           1996
                                -----------    -----------   -----------    -----------
Common stock
 outstanding, beginning
 of period                        6,372,025      6,750,898     6,372,025      6,750,898
                                -----------    -----------   -----------    -----------

Weighted average common
 stock outstanding from
 exercise of stock options,
 treasury stock purchases and
 employee benefit plan             (111,045)         1,204       (94,703)         8,770
                                -----------    -----------   -----------    -----------

Weighted average common
 stock outstanding                6,260,980      6,748,792     6,277,790      6,759,668
                                ===========    ===========   ===========    ===========

Stock options                        97,983        106,237        28,770             --
                                ===========    ===========   ===========    ===========

Weighted average common
 and common stock
 equivalents outstanding          6,358,963      6,855,029     6,306,093      6,759,668
                                ===========    ===========   ===========    ===========

Net income (loss)
 attributable to common
 stockholders                   $ 1,182,429    $   112,183   $ 1,190,132    $  (210,313)
                                ===========    ===========   ===========    ===========

Net income (loss) per
 common and common stock
 equivalents                    $      0.19    $      0.02   $      0.19    $     (0.03)
                                ===========    ===========   ===========    ===========


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